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                                                                      EXHIBIT 99


                                    For more information, contact:
                                    Sophia Twaddell
                                    Fleishman Hillard, Inc.
                                    (312) 751-3738

FOR IMMEDIATE RELEASE



                      INSMED INCORPORATED SEALS DEAL WITH
                         CELTRIX PHARMACEUTICALS, INC.

                 Acquires public status, changes company name,
                    Adds new product candidate to portfolio


RICHMOND, VA - (June 1, 2000) - Insmed Pharmaceuticals, Inc. announced today that its acquisition of Celtrix Pharmaceuticals, Inc. has been approved by shareholders of both companies. Previously privately held, the newly formed company, Insmed Incorporated, will be publicly traded on The Nasdaq Small Cap Market under the symbol INSM beginning June 1. The previously announced $34.5 million equity financing closed simultaneously.

     Additionally, the company announced that its Board of Directors has approved a 1 for 4 reverse stock split. Insmed will call a special shareholders meeting to obtain approval for the reverse split. Commenting on the proposed split, Geoffrey Allan, Ph.D., President and Chief Executive Officer of the company, stated: "We believe the reverse split will benefit our shareholders. It will bring our outstanding common stock in line with companies of our size and market capitalization. Our goal is to have the stock trade in a price range that will eventually allow our shares to be listed on The Nasdaq National Market." As a result of the company's decision, NASDAQ has agreed that it will not delist the company's shares if its share price falls below $4.

     Insmed Incorporated is a biopharmaceutical company focused on the development of products to treat metabolic and endocrine-related conditions. The company is currently developing INS-1 - a naturally occurring, orally active, insulin sensitizer. It is being developed for type 2 diabetes and polycystic ovary syndrome (PCOS). To date in clinical trials, INS-1 has
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improved both ovulation rates in women with PCOS as well as glycemic and lipid profiles in patients with type 2 diabetes. INS-1 is currently in Phase II clinical trials.

     With the acquisition of Celtrix, Insmed adds SomatoKine(R) to its product portfolio. Currently in Phase II clinical trials, SomatoKine is a human recombinant equivalent to the naturally occurring complex of the hormone, insulin-like growth factor-I (IGF-I) and its primary binding protein (IGFBP3). Results from a Phase II study indicate SomatoKine has the potential to amplify bone repair metabolism and functional recovery following hip fracture. In a study of patients with type 1 diabetes, SomatoKine reduced insulin requirements and lowered average daily glucose levels.


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Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release.